OLD WESTBURY FUNDS, INC.
Old Westbury Strategic Opportunities Fund

SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT ("Agreement") executed as of July 23, 2015, by and among OLD WESTBURY FUNDS, INC. (the "Corporation"), on behalf of Old Westbury Strategic Opportunities Fund (the "Fund"), BESSEMER INVESTMENT MANAGEMENT LLC (the "Adviser"), and TPH ASSET MANAGEMENT LLC (the "Sub-Adviser"),
W I T N E S S E T H:
      WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and offers seven series of portfolios, one of which is the Fund; and
      WHEREAS, the Adviser and the Sub-Adviser are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and
      WHEREAS, the Adviser and the Corporation have entered into an investment advisory agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser serves as investment manager of the Fund and may delegate certain investment management duties to one or more sub-adviser(s); and

      WHEREAS, the Adviser, with the approval of the Board of Directors of the Corporation (the "Board"), including a majority of the Directors who are not "interested persons" (defined herein) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage a portion of the assets of the Fund as designated by the Adviser from time to time (the "Segment");

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

      1.	Appointment of Sub-Adviser.  The Adviser hereby
appoints the Sub-Adviser and the Sub-Adviser hereby agrees to provide the services described in Section 2 below for investment and reinvestment of the securities and other
assets of the Segment for the period and on the terms
hereinafter set forth, subject to the terms of this Agreement and subject to the direction, control and supervision of the Adviser and the Board.
      2.	Services of Sub-Adviser.
	(a)  The Sub-Adviser shall perform the following
services on behalf of the Fund:
(i)	provide investment advisory services,
including but not limited to portfolio
securities selection, research, advice and
supervision for the Segment;
(ii)	manage the investment and reinvestment of all
assets, now or hereafter a part of the
Segment, including placing orders for the
purchase and sale of securities and other
assets in its discretion and without prior
consultation with the Adviser, subject, in all
cases, to (A) the Fund's investment objective,
strategies, and restrictions as stated in the
Fund's prospectus and statement of additional
information, as both may be amended from time
to time, hereinafter referred to as the
"Approved Investment Program," and (B) the
provisions of the 1940 Act and rules and
regulations thereunder;
(iii)	instruct the Fund's custodian to deliver
for cash received securities or other cash
and/or securities instruments sold, exchanged,
redeemed or otherwise disposed of from the
Segment, and to pay cash for securities or
other cash and/or securities instruments
delivered to the custodian and/or credited to
the Segment upon acquisition of the same for
the Segment;
(iv)	report on the activities in the performance of
its duties and obligations under this
Agreement to the Board and/or the Adviser at
such times and in such detail as the Board
and/or the Adviser may reasonably request, and
keep the Board and the Adviser informed of
important developments affecting the Segment,
and on its own initiative furnish the Adviser
and the Board from time-to-time with such
information as the Sub-Adviser may believe
appropriate, whether concerning the individual
companies whose securities are held in the
Segment, the industries in which they engage,
or the economic, social or political
conditions prevailing in each country in which
the Segment maintains investments;
(v)	furnish, at its own expense, (A) all necessary
investment and management facilities,
including compensation of personnel required
for it to execute its duties hereunder, and
(B) administrative facilities, including
bookkeeping, clerical personnel and equipment
necessary for the efficient conduct of the
investment management and administration of
the Segment; and
(vi)	provide upon reasonable request assistance and
recommendations for the determination of the
fair value of certain securities held as part
of the Segment when reliable market quotations
are not readily available for purposes of
calculating net asset value in accordance with
procedures and methods established by the
Board.
	(b)  In connection with the performance of its
services hereunder, the Sub-Adviser shall:
(i)	open accounts with broker-dealers
(collectively, "Broker-Dealers"), select
Broker-Dealers to effect all transactions for
the Segment, place all necessary orders with
Broker-Dealers or issuers, and negotiate
commissions, if applicable;
(ii)	aggregate purchase or sell orders for the
Segment with contemporaneous purchase or sell
orders of its other clients to the extent
consistent with applicable law and the
Approved Investment Program; provided that in
such event, allocation of securities so sold
or purchased, as well as the expenses incurred
in the transaction, will be made by the Sub-
Adviser in the manner the Sub-Adviser
considers to be the most equitable, and
consistent with applicable law and regulations
and its fiduciary obligations to the Fund; and
(iii)	obtain best execution of transactions for
the Segment at prices which are advantageous
to the Segment and at commission rates that
are reasonable in relation to the benefits
received.
To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may pay a Broker-Dealer
an amount of commission for effecting a securities
transaction in excess of the amount of commission another Broker-Dealer would have charged for effecting such transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the
value of the brokerage and research products and/or services provided by such Broker-Dealer. This determination, with respect to brokerage and research products and/or services,
may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser has
with respect to the Segment, as well as to other accounts
over which the Sub-Adviser exercises investment discretion.
            (c)	With respect to any investments for the Fund
that are permitted to be made by the Sub-Adviser in
accordance with this Agreement and the Approved Investment
Program, the Sub-Adviser shall do and perform every act and
thing it deems to be necessary or incidental in performing
its duties and obligations under this Agreement including,
but not limited to, executing as agent on behalf of the Fund, as the case may be, such agreements and other documentation
as may be required for the purchase or sale, assignment,
transfer and ownership of any investment permitted pursuant
to the Approved Investment Program, including, but not
limited to, limited partnership agreements, future and option contracts, repurchase and derivatives agreements, including any schedules and annexes to such agreements, releases,
consents, elections and confirmations. The Corporation will provide the Sub-Adviser with tax information, governing documents, legal opinions and other information concerning
the Corporation necessary to complete trading account
agreements and other documentation.
   3.	Responsibilities of Sub-Adviser.
            (a)	In carrying out its obligations under this
Agreement, the Sub-Adviser agrees to:
(i)	comply with (A) the Approved Investment
Program; (B) all applicable provisions of the
1940 Act and the Advisers Act, and the rules,
regulations and interpretive positions adopted
or issued thereunder; (C) provisions of the
Corporation's Articles of Incorporation, as
they may be amended from time-to-time (the
"Charter"); (D) provisions of the
Corporation's Bylaws, as they may be amended
from time-to-time, and resolutions of the
Board as may be adopted from time-to-time; (E)
provisions of the Internal Revenue Code of
1986, as amended (the "Code"), applicable to
the Corporation or the Fund; and (F) all
relevant state, federal or foreign
authorizations, licenses, consents, approvals
and registrations and all relevant state,
federal or foreign laws and regulations,
necessary for the purpose of performing any of
its duties and obligations under this
Agreement;
(ii)	furnish the Corporation and the Adviser with
such periodic and special reports as the
Corporation or Adviser may reasonably request;
(iii)	maintain all accounts, books and records with
respect to the Segment as are required
pursuant to the 1940 Act and Advisers Act, and
the rules thereunder; provided that in
compliance with the requirements of Rule 31a-3
under the 1940 Act, the Sub-Adviser hereby
agrees that all records that it maintains with
respect to the Segment are the property of the
Corporation, agrees to preserve for the
periods set forth in Rule 31a-2 under the 1940
Act any records that it maintains for the
Segment and that are required to be maintained
by Rule 31a-1 under the 1940 Act, and further
agrees to surrender promptly to the
Corporation any records that it maintains for
the Segment upon request by the Corporation or
the Adviser;
(iv)	observe and comply with Rule 17j-1 under the
1940 Act and the Sub-Adviser's Code of Ethics
adopted pursuant to such Rule 17j-1 and
Rule 204A-1 under the Advisers Act as the same
may be amended from time to time, promptly
forward to the Adviser a copy the Sub-
Adviser's Code of Ethics and any material
amendment thereto along with certifications
that the Sub-Adviser has implemented
procedures for administering the Sub-Adviser's
Code of Ethics;
(v)	promptly provide a current copy of the Sub-
Adviser's Form ADV and any amendments thereto;
(vi)	supply reports, evaluations, analyses,
statistical data and information within its
possession or control to the Adviser, the
Board or to the Corporation's officers and
other service providers as the Adviser or the
Board may reasonably request from time to time
or as may be necessary or appropriate for the
operation of the Corporation as an open-end
investment company or as necessary to comply
with Section 3(a) of this Agreement;
(vii)	make available, upon the reasonable request of
the Adviser or the Corporation's officers, its
appropriate officers and employees to meet
with the Adviser at the Adviser's principal
place of business on reasonable notice to
review the investments of the Segment; and
(viii)	furnish any and all other services, subject to
review by the Board, that the Adviser from
time to time reasonably determines to be
necessary to perform its obligations under the
Investment Advisory Agreement or as the Board
may reasonably request from time-to-time.
            (b)	The Fund may engage in transactions with
certain sub-advisers to the Corporation's funds (and their affiliated persons) in reliance on exemptions under Rule 10f-
3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940
Act.  Accordingly, the Sub-Adviser agrees that it will not
consult with the Adviser or any other sub-adviser of the Fund or any other fund of the Corporation concerning transactions for other segments of the Fund and for other funds of the Corporation in securities or other investments, other than for purposes of complying with the conditions of Rule 12d3-
1(a) and (b).  For purposes of the foregoing, the Sub-Adviser shall be limited to providing investment advice only with
respect to the Segment.
            (c)	The Sub-Adviser is not responsible to act for
the Fund in any legal proceedings, including the filing of
claims relating to investments held as part of the Segment in bankruptcies or class actions, involving securities held or previously held as part of the Segment or the issuers of such securities; provided that the Sub-Adviser shall advise and consult with the Adviser with respect to any such proceedings of which the Sub-Adviser becomes aware. The Adviser and the Corporation agree and understand that the Sub-Adviser is not responsible to vote or give any advice about how to vote proxies for securities held as part of the Segment; however, the Sub-Adviser shall be responsible for advising, in a
timely manner, on corporate actions, such as mergers and
tender offers, involving portfolio securities held in the
Segment.
      4.	Receipt of Documents.  The Sub-Adviser hereby
acknowledges receipt of each of (i) the Corporation's Charter and Bylaws; (ii) the Fund's most recent prospectus and
statement of additional information (such prospectus together with the related statement of additional information, as
presently in effect and all amendments and supplements
thereto, are herein called the "Registration Statement"); and
(iii) policies, procedures, guidelines or instructions
regarding the Fund that relate to obligations and services to be provided by the Sub-Adviser.
      5.	Confidentiality of Information.  (a)  None of the
Adviser, the Fund, or the Sub-Adviser shall disclose
information of a confidential nature acquired in connection
with this Agreement, including any non-public information
about shareholders of the Fund or the Fund, except for
information that they may be entitled or bound to disclose by law, regulation or court order, or which is disclosed to
their advisers where reasonably necessary for the performance of their professional services.  The Sub-Adviser shall also
comply with the Fund's policies with respect to disclosure of portfolio holdings.
            (b)	Notwithstanding the provisions of Section
5(a), to the extent that any Broker-Dealer or counterparty
with whom the Sub-Adviser deals on behalf of the Segment
requires information relating to the Fund or Segment
(including, but not limited to, the identity of the Adviser
or the Fund and market value of the Fund or Segment), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of
the Segment in accordance with the terms of this Agreement.
      6.	Compensation.  As full compensation for all
services rendered and obligations assumed by the Sub-Adviser hereunder with respect to the Segment, the Adviser shall pay the compensation specified in Appendix A to this Agreement.
The Sub-Adviser acknowledges and agrees that the Adviser
shall be solely responsible for the fees of the Sub-Adviser
for its services hereunder, and the Sub-Adviser shall have no claim against the Corporation or the Fund with respect to its compensation under this Agreement.
      7.	Standard of Care and Liability of Sub-Adviser.  (a)
The Sub-Adviser shall exercise its best judgment and efforts in rendering the services under this Agreement.  The Sub-
Adviser shall not be liable for any losses suffered by the
Fund resulting from any error of judgment or mistake of law
in connection with the performance of its duties under this Agreement, except for losses resulting from a breach of fiduciary duty or from willful misfeasance, bad faith,
negligence or reckless disregard of obligations and duties hereunder of the Sub-Adviser or any of its officers, directors, members, employees, agents or affiliates, or from any violations of securities or any other applicable laws,
rules, regulations, statues and codes, whether federal or
state, by the Sub-Adviser or any of its officers, directors, members, employees, agents or affiliates.
            (b)	In no event will the Sub-Adviser have any
responsibility for any portion of the Fund other than the
Segment, or for the acts or omissions of the Adviser or any
other sub-adviser to the Fund.  In particular, the Sub-
Adviser shall have no responsibility for the Fund's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole or
for the Fund's failing to qualify as a regulated investment
company under the Code, if the securities and other holdings of the Segment managed by the Sub-Adviser are such that the
Segment would not be in such violation or fail to so qualify if the Segment were deemed a separate series of the
Corporation or a separate "regulated investment company"
under the Code.  The Sub-Adviser shall take all necessary
steps to ensure the Fund's ongoing compliance with the Code, any applicable law or regulation or investment policy or restriction applicable to the Fund. Nothing in this Section
7 shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
      8.	Indemnification. (a) The Sub Adviser shall
indemnify and hold harmless the Fund, the Corporation, and
the Adviser from and against any and all direct or indirect
claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) resulting from
(a) a breach of fiduciary duty, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, directors, members, employees, agents or
affiliates in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, directors, members, employees, agents or affiliates of any of their obligations and duties under this Agreement, or from any violations of securities laws, rules,
regulations, statues and codes, whether federal, state, or
foreign, by the Sub-Adviser or any of its officers,
directors, members, employees, agents or affiliates;
provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold the Fund or the Adviser
harmless under this Section 8 where the claim against, or the loss, liability, or damage experienced by the Fund or the
Adviser, is caused by or is otherwise directly related to the Fund's or the Adviser's own willful misfeasance, bad faith or gross negligence, or to the reckless disregard by the Fund or the Adviser of their duties under this Agreement.
      9.	Regulation.  The Sub-Adviser shall submit to all
regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any
information, reports or other material that any such body may request or require pursuant to applicable laws and regulations.
      10.	Duration and Termination.
            (a)	This Agreement shall become effective on the
later of (i) the date of its execution, (ii) the date of its approval by a majority of the Board, including approval by the vote of a majority of the Board who are not interested
persons of the Adviser, the Sub-Adviser, or the Fund, cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting
securities of the Fund.  It shall continue in effect for an
initial term of two years and thereafter from year to year
provided that the continuance is specifically approved at
least annually either by the Board or by a vote of a majority of the outstanding voting securities of the Fund and in
either event by a vote of a majority of the Board who are not interested persons of the Adviser, the Sub-Adviser or the
Fund, cast in person at a meeting called for the purpose of
voting on such approval.
            (b)	If the shareholders of the Fund fail to
approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-
Adviser will continue to act as Sub-Adviser with respect to
the Fund or Segment pending the required approval of the
Agreement or its continuance or of any contract with the Sub-Adviser or a different manager or sub-adviser or other definitive action; provided, that the compensation received
by the Sub-Adviser in respect to the Fund or Segment during
such period is in compliance with Rule 15a-4 under the 1940
Act.
            (c)	This Agreement may be terminated at any time
without the payment of any penalty by the Board, or by the Sub-Adviser, or the Adviser or by vote of a majority of the outstanding voting securities of the Fund, on 60 days'
written notice. This Agreement shall automatically terminate in the event of its assignment.  In interpreting the
provisions of this Section 10, the definitions contained in
Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security")
shall be applied.
      11.	Trade Settlement At Termination.  Termination will
be without prejudice to the completion of any transaction
already initiated. On, or after, the effective date of termination, the Sub-Adviser shall be entitled, without prior notice to the Adviser or the Fund, to direct the Custodian to retain and/or realize any assets of the Fund as may be required to settle transactions already initiated.  Following the date of effective termination, any new transactions will only be executed by mutual agreement between the Adviser and the Sub-Adviser.
      12.	Representations and Warranties.  Each party to this
Agreement represents and warrants that the execution,
delivery and performance of its obligations under this
Agreement are within its powers, have been duly authorized by all necessary actions and that this Agreement constitutes a
legal, valid and binding obligation enforceable against it in accordance with its terms. The Sub-Adviser further represents and warrants that it is duly registered as an
investment adviser under the Advisers Act and is qualified to do business in every jurisdiction required for the
performance of its duties under this Agreement.
      13.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated
orally, and may only be so changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this
Agreement shall be effective until approved, if required by
the 1940 Act or the rules, regulations, interpretations or
orders issued thereunder, by vote of the holders of a
majority of the outstanding voting securities of the Fund and by vote of a majority of the Board who are not interested
persons of the Adviser, the Sub-Adviser, or the Fund cast in person at a meeting called for the purpose of voting on such approval.
      14.	Services Not Exclusive. The services furnished by
the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its provision of services under this
Agreement is not impaired thereby.
      15.	Notices.  (a) Any notice required under this
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), by registered or certified mail (postage prepaid, return receipt requested), or by reputable overnight courier to the addresses set forth herein, or to such other addresses as any party may hereafter specify in writing to the other. Until further notice to the other party, it is agreed that the address of the Adviser for this purpose shall be Bessemer Investment Management LLC, 630
Fifth Avenue, New York, New York 10111, Attention: General
Counsel, and the address of the Sub-Adviser shall be: TPH
Asset Management LLC, Attention: Walker Moody, Chief
Operating Officer, Heritage Plaza 1111 Bagby Street, Suite 4920,Houston, TX 77002, with a copy to: Ed Balsmann, Chief Compliance Officer, Heritage Plaza 1111 Bagby Street, Suite 4920,Houston, TX 77002. The address of the Corporation shall be: c/o BNY Mellon Investment Servicing (US) Inc., Attention:
Diane Drake, 301 Bellevue Parkway, Wilmington, Delaware
19809.

	(b)	The Sub-Adviser shall notify the Adviser and the
Corporation promptly in writing of the occurrence of any
event which could have a material impact on the performance
of its duties under this Agreement, including but not limited to (i) the occurrence of any event which could disqualify the Sub-Adviser from serving as an investment adviser pursuant to
Section 9 of the 1940 Act; (ii) any material change in the Sub-Adviser's business activities; (iii) any material amendments to the Sub-Adviser's registration on Form ADV;
(iv) any change in the Sub-Adviser's status as an investment adviser registered under the Advisers Act; (v) any event that would constitute a change in control of the Sub-Adviser; (vi)
any change in the portfolio manager(s) of the Segment; (vii)
the existence of any pending or threatened audit,
investigation, examination, complaint or other inquiry (other than routine audits or regulatory examinations or
inspections) relating to the Fund; and (viii) any material violation of the Sub-Adviser's Code of Ethics.
      16.	Certain Limitations.  The names "Old Westbury Funds
Inc." and "Directors of Old Westbury Funds, Inc." refer respectively to the Corporation created by the Articles of Incorporation and each of the Directors of the Corporation as Directors. The obligations of "Old Westbury Funds, Inc."
entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding
upon any of the Directors, shareholders, agents, or
representatives personally, and bind only the Fund.
      17.	Use of the Name "Old Westbury Funds".  The Sub-
Adviser agrees that it will not use the name "Old Westbury
Funds", any derivative thereof, or the name of the Adviser,
the Corporation or the Fund for any purposes, including for publicity, marketing, advertising or promotional purposes except in accordance with such policies and procedures as may be mutually agreed to in writing.  The Sub-Adviser further
agrees that all marketing, advertising, promotional material or other client information or communication that makes
reference to the Corporation, the Fund, the Adviser or the
services being provided pursuant to this Agreement shall be expressly subject to the prior review and written approval of the Adviser.  Without limiting the generality of the
foregoing, no reference to "Old Westbury Funds", the Fund, or the Adviser shall be included in any such marketing,
advertising or promotional material, as well as other client information or communication, without the Adviser's express prior written consent.
      18.	Miscellaneous.  This Agreement contains the entire
understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
      19.	Governing Law.  This Agreement shall be governed
by, and construed in accordance with, New York law and the
federal securities laws, including the 1940 Act and the
Advisers Act.
      20.	Counterparts.  This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original.

[Signature page follows]



      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

OLD WESTBURY FUNDS, INC.
on behalf of the Fund


By:   	/s/ David W. Rossmiller_________________
Name:	David W. Rossmiller
Title:	President


BESSEMER INVESTMENT MANAGEMENT LLC


By:   	/s/ Rebecca H. Patterson_________________
Name:	Rebecca H. Patterson
Title:	President

TPH ASSET MANAGEMENT LLC


By:   	/s/ Daniel R. Pickering__________________
Name:	Daniel R. Pickering
Title:	Co-President


SUB-ADVISORY FEES
The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, an annual fee computed at the following annual rates based on the Segment's average daily net assets:



The Sub-Adviser's fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly in arrears to the Sub-Adviser on or before the tenth business day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate set forth in the schedule above and multiplying this product by the net assets of the Segment, as determined in accordance with the Fund's prospectus and statement of additional information as of the close of business on the previous business day on which the Fund was open for business. For each monthly fee payment, the Adviser will provide the Sub-Adviser with a worksheet accompanying payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.
If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee (if any) for the period from such effective date to the end of such month or from the beginning of such month to the date of such termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.




	8
	14

APPENDIX A